Exhibit 10.2

Document No:

Agility International Holding LTD.

Contract No:

Kasule

Lai Bei Ka Fei (A Cup of Coffee Please) Authorization and Cooperation Contract For The Promoting Period

(The Original)

Agility International Holding LTD.

Party A (authorizer): Dongguan Zhenghao Industrial Investment Co., Ltd.

Party B (authorizee): ___________________________________________

After conducting market investigation and understanding its position in the market, Party B voluntarily submits to Party A the application for the “Kasule - Lai Bei Ka Fei” authorized cooperative operation project. Party A agrees to grant the authorized shop established by Party B or Party B to use the “Kasule - Lai Bei Ka Fei” brand to carry out authorized cooperative business projects in the cooperation area. The two parties are now entering this contract to clarify each party’s rights and obligation for both parties to comply with based on the principle of friendly negotiation, equality and mutual benefit, and common development.

Article 1: Contract interpretation and certain definitions

1. The trademarks, service marks, other related rights, and other related intellectual property rights related to “Kasule - Lai Bei Ka Fei” used by authorized shops in this contract belong to Party A.

2. Promotional supplies: Refers to the products and related products that are designed and manufactured by Party A for promotion and use.

3. Products: These include any and all products designed, developed, and produced by Party A and other products in which Party A owns marketing rights.

4. Technology assets: products and technical processes that are developed and refined by Party A.

Article 2: Basic Guarantee and Requirements

1. Party A shall ensure that the order is confirmed by the seal stamped by both parties or the authorized representative, and Party B shall guarantee the purchase of the products of Party A’s brand only from Party A or Party A’s designated agent. Party B shall only sell products of Party A’s brands.

2. Both Party A and Party B are to strictly implement the cooperative business plan of “Kasule - Lai Bei Ka Fei” authorized cooperative operation project, in order to facilitate the healthy development of the “Kasule - Lai Bei Ka Fei” authorized cooperative operation project market. Party B guarantees to provide services to customers in accordance with the unified business model and service quality standards.

3. Both Party A and Party B are independent business entities. The authorized shops established by Party B and Party B shall be placed in their own name, and Party B shall pay for their own activities, act as independent businesses, and assume all risks for their business activities.

4. There exists no joint investment, partnership, joint venture, agency, employment or contractual relationship between Party A and Party B without the written permission of Party A. The authorized shop established by Party B or Party B has no right to sign the contract or carry out activities in the name of Party A. The employees of the authorized shops established by Party B or Party B are not employees of Party A nor agents of Party A. Party A shall not bear any responsibility for Party B’s labor relations and employee behavior.

5. Since the commercial beverage machine is high-powered equipment, Party A will distribute the commercial beverage machine simultaneously with the conversion joint that matches the commercial beverage machine, and Party B must ensure that the commercial drink machine power supply voltage is proper and adequate when installing the commercial beverage machine. The machine is adapted.

Article 3: Content and scope of the license

1. Party A authorizes Party B to use the “Kasule - Lai Bei Ka Fei” trademark and company name in the authorized shop established by Party B and approved by Party A within the term of the contract, and operate under the business model of “Kasule - Lai Bei Ka Fei” With regard to “Kasule - Lai Bei Ka Fei” brand products, Party B obtained the above authorization in the form of cooperation with Party A.

2. Party B shall operate according to the requirements of Party A, and shall not exceed the scope of license nor the term of license. Party A shall not transfer this right without the written consent of Party A.

3. Party A authorizes Party B to operate the “Kasule - Lai Bei Ka Fei” branded products in the authorized shop established by Party B within the contract period, and the “Kasule - Lai Bei Ka Fei” main product, “Coffee,” “Big Health Class,” and other products.

Article 4: Scope of cooperation

1. The name of Party B’s shop is: _________________________________.

2. The authorized shop established by Party B is laid in ________ (precise address) ___

________ ( County )_______ City _______ Province, and the shop area is ____ square meters.

3. Party B shall provide Party A with the pre-approval documents (including but not limited to business license and food business license) for the relevant materials of the authorized shop within three days from the date of signing the contract for archival purposes.

Article 5: Cooperative management

1. Party A provides free equipment related to “Kasule - Lai Bei Ka Fei” and “Capsule” (see Attachment 1 “Kasule - Lai Bei Ka Fei” Equipment Distribution List). Party B shall enjoy “Kasule - Lai Bei Ka Fei” with regards to the right to use the equipment for 1 year, and the “Kasule - Lai Bei Ka Fei” Equipment Distribution List has been arranged and distributed to party B after party B and party A sign the cooperation agreement of “Kasule - Lai Bei Ka Fei”, the agreement number is ______________.

2. Party B shall purchase the goods in accordance with the purchase channel designated by Party A. If the total purchase price of the product is above 5,000 yuan, the freight costs shall be borne by Party A. If the purchase price of each product is less than 5,000 yuan, Party B shall bear freight costs.

3. Payment method

All payments made by Party B to Party A will be remitted to the account in Party A’s name.

The name of the account under the name of the company is as follows:

Account Name: Dongguan Zhenghao Industrial Investment Co., Ltd.

Account number: 15000083739729

Bank of deposit: [Please confirm the time of the margin payment in the offline contract.] Ping An Bank Co., Ltd. Dongguan Chang’an Branch

4. All payments stipulated in this contract will not be refunded once they have been paid. In addition, if the contract is terminated according to law or in accordance with the contract, the funds already paid are not refundable.

Article 6: Return and Exchange Service

1. Party A provides product return service to Party B. (See Annex II, “Commodity and Equipment Return Service System”).

2. During the period of validity of this contract, Party A’s goods and products (hereinafter referred to as the “goods”) received by Party B which have quality problems, then Party A is responsible for the cost of returning those goods.

3. The warranty policy of Kasule Health Drink Machine: If Party B is damaged due to natural loss during the use of Party A’s health drink machine, Party A will provide warranty service free of charge. If Party B is damaged due to operator error, no warranty service will be provided. If the accessories are lost, Party B will be required to pay any associated repair costs and the cost of damage or loss of spare parts (see Attachment 3 “Kasule Health Drink Machine Parts Purchase Price List”).

4. If Party B loses the Kasule Health Service Machine due to improper storage, or the asule Health Drink Machine is out of order due to Party B’s artificial cause, Party B shall be compensate Party A in full according to the purchase price of the Kasule Health Drink Machine. The compensation amount must be paid within 3 days.

5. After Party B accepts the goods of Party A, if the goods are re-distributed, transported, or warehoused, etc., and any of these acts cause the failure of the Kasule Health Drink Machine, Party B shall bear all associated expenses.

6. Party A shall provide Party B with a one-year three-aspects quality assurance service for the “Kasule Health Drink Machine” (calculated from the date of delivery of the machine to Party B).

7. “Kasule - Lai Bei Ka Fei” related equipment (see Attachment 1 “Kasule - Lai Bei Ka Fei” Equipment Distribution List), Party B should take proper care of it. If Party B causes damage to the related equipment, then, Party B will be solely responsible for the purchase price of the damaged materials which shall be fully compensated to Party A. The compensation amount shall be paid within 3 days.

Article 7: Party A’s rights and obligations

(1) Party A’s rights

(1) Party A has the right to allocate the goods of Party B according to changes in market development.

(2) Party A has the right to inspect the status of Party B’s operations, sales of goods, inventory, and execution price.

(3) Party A has the right to adjust the product structure without the consent or permission of Party B.

(4) All acts and activities of Party A shall be subject to the relevant contract.

(2) Party A’s obligations

(1) During the execution of this contract, Party A authorizes Party B to use the business technology assets developed by Party A to open a shop ( an authorized shop established by Party B) at the place specified in the contract for independent operation.

(2) Provide Party B with relevant equipment for use in authorized shops.

(3) Provide Party B with appropriate information on management and technical guidance.

(4) Party B’s employees can receive free training from Party A. During the training period, they do not need to pay for the training nor shall they receive any compensation. Party B’s employees will be responsible for all expenses and personal safety responsibilities.

(5) Party A may assign personnel to the area where the authorized shop established by Party B or Party B is located according to the actual situation, and conduct comprehensive training and guidance for its employees, but the expenses incurred by Party A (including, but not limited to, trainers, lodging, and transportation expenses) shall be borne by Party B.

(6) Party A shall notify Party B in a timely manner when new products are listed and new technologies are available.

(7) Party A is responsible for promoting the company’s related brands nationwide.

(8) Party A shall provide Party B with a return service according to this contract.

Article 8: Party B’s rights and obligations

(1) Party B’s rights

(1) Party B has the right to operate Party A’s series of products and provide corresponding services to customers in accordance with the provisions of the contract, and carry out business operations as agreed in this contract.

(2) Party B has all the legal rights as to all of the benefits arising from the operation of the authorized shop.

(3) Party B is responsible for the recruitment, business management, external sales, and promotion of the shop. Party B must meet the requirements of Party A and maintain the good image of Party A and its brand.

(4) Party B has the right to participate in national or regional training activities and other marketing activities organized by Party A.

(5) Party B has the right to obtain Party A’s new technology and new products.

(2) Party B’s obligations

(1) During the execution of this contract, Party B must concentrate on the operation and make every sound effort to improve the business performance of the shop.

(2) Party B and its employees shall not disclose nor provide to third parties the secrets of the business technology assets provided by Party A in accordance with the provisions of this contract and the information and materials that are detrimental to Party A’s interests.

(3) Party B shall not enter into any form of cooperation, sign any agreement, nor have any transaction with the “Kasule” supplier.

(4) Party B shall establish regular contact with Party A and provide business reports to Party A on a regular basis.

(5) Party B shall not make false advertisement nor promises of the product.

(6) Party B shall actively participate in the unified promotional activities and other activities arranged by Party A.

(7) If the quality of the products sold due to Party B causes damage to a third party, customer, etc., then Party B shall independently assume the liability for compensation. If Party A and its brand image, goodwill, etc. are damaged, Party B shall also bear all losses caused by Party A.

(8) If Party A has provided the user manual to Party B, and Party B has improperly operated the equipment without regard to the instructions, warnings, and related information expressed in the equipment manual or the instructions for use which cause the third party or others to be scalded burned, or in any other way injured, then Party A is not to be held responsible. If Party B willingly, unwillingly, or otherwise arbitrarily allows a guest to operate the machine which results in burns or any other personal injury, then Party A is not to be held responsible.

(9) Party B must use bottled pure drinking water or mineral water that meets the national drinking water hygiene standards to make drinks. The ice source for making cold drinks must also be bottled pure water or mineral water.

Article 9: Logistics Terms

1. The goods distribution, transportation, and logistics suppliers shall be selected by Party A, and the special circumstances shall be negotiated by both parties on an equal basis.

2. After the goods are delivered to the door, Party B or the employee of Party B (who must provide the authorization certificate) shall inspect and acknowledge the receipt on spot. If the quantity, category does not match the goods, etc., Party B shall promptly and truthfully inform Party A on the day of acceptance (from the next day), and Party A shall be responsible for the settlement, although Party A has the right to refuse the relevant responsibility). If Party B confirms the correctness of shipment, signs for the shipment of goods, and raises no objection to their condition and/or inventory, then Party A shall consider the quantity and condition of the delivered goods to Party B as correct.

3. Party B shall properly shop the goods in accordance with the relevant requirements of Party A. Party B shall bear the responsibility for the deterioration, deformation, and odor of the goods caused by factors such as improper storage and damage to the goods or the expiration of the warranty period.

Article 10: Ownership and use rights of trademarks

1. All the marks marked with “Kasule - Lai Bei Ka Fei” or related to “Kasule - Lai Bei Ka Fei” are owned by Party A. Party B shall not register with Party A without the prior written permission of Party A. Party B may not display, use, distribute, or in any other way operate Party A’s mark for any activity other than this contract.

2. Party B may only use the “Kasule - Lai Bei Ka Fei” trademarks, service marks, and labels or signs in the authorized shop.

3. Party B shall use the trademark and service mark of “Kasule - Lai Bei Ka Fei” within the scope authorized by Party A and must use it as it is provided by Party A. Party B shall not make any changes to these trademarks, service marks, or signs.

Article 11: Term of this contract

The contract is valid and in force for one year from the date of signing of this contract. Within 30 days before the expiration of the validity period, if either party fails to expressly notify the other party of their desire for renewal of the contract in writing, then the contract will automatically terminate after the expiration of the validity period.

Article 12: Dissolution and termination of contract

1. During the term of this contract, if both parties agree to terminate this cooperation contact in advance and reach an mutually agreed written agreement, then this contract can be terminated early according to the new agreement.

2. If Party B had taken any below actions and failed to correct it after Party A requires it to make corrections within a certain time period, then Party A may unilaterally terminate the contract.

(1) Party B did not operate according to Party A’s regulations, resulting in damage to the interests of consumers and the reputation and image of Party A.

(2) Party B arbitrarily changes the materials, formulas, and operating rules provided by Party A.

(3) Party B does not provide products and services in accordance with the business model and service specifications stipulated by Party A.

(4) Party B defaults on the payment of the payment and other debts of Party A.

(5) Party B does not purchase the goods in accordance with the purchase channels designated by Party A.

(6) Other violations of the terms of this contract or failure to perform the obligations of this contract.

3. If Party B has taken any of the following actions, Party A may terminate the contract without prior notice.

(1) Party B misinterpreted the business philosophy and made false commitments, which damaged the reputation and reputation of Party A and hindered the business of Party A and the group.

(2) If Party B has not purchased goods from Party A for three consecutive months, it needs to report to Party A in writing to explain the reasons. If Party B fails to submit a written report. Party A may regard Party B as unilaterally withdrawing from the cooperation, and Party A has the right to terminate this contract unilaterally.

(3) Without the consent of Party A, Party B used Party A’s trademark, service mark, and proprietary technology to develop an online shop or physical shop with the same or similar operating mode as Party B’s authorized shop, or disclosed technologies information of Party A to a third party in the form of technology transfer.

Article 13: Liability for breach of contract

1. Party B voluntarily applies to join “Kasule - Lai Bei Ka Fei” and may not withdraw at will without the approval of Party A during the contract period.

2. After the relevant authorities inspections and verifications, if a third party is harmed due to the quality of goods (excluding the situation of improper operation), Party A shall be liable for such harm caused to such third party.

3. If Party B exaggerates publicity and has a dispute with the consumer, Party B shall bear the responsibility and have nothing to do with Party A.

4. When Party B harms the interests of third parties due to its own business operations, Party B shall bear all losses and liabilities.

5. If Party A is liable for any damages due to the actions of Party B, Party B shall be liable for all of Party A’s damages.

6. Except as otherwise provided in other clauses of this contract, if Party B fails to perform or fully perform any obligations under this contract, Party A shall have the right to notify it in writing, and Party B shall make relevant corrections within 5 days after receiving the notice. If such corrections have not been made after 3 days, Party A shall have the right to request Party B to pay the penalty of RMB 500 yuan and continue to perform its obligations. If the overdue period has been over 15 days, Party A shall have the right to terminate this contract and claim the fees for breaching the contact.

Article 14: Confidentiality obligations

Both parties guarantee to keep confidential the trade secrets (technical information, business information and other trade secrets) obtained from the other party that are not available from public sources. Without the consent of the original provider of the trade secret, one party shall not disclose all or part of the contents of the trade secret to any third party. If one party violates the above confidentiality obligations, it shall bear the corresponding liability for breach of contract and compensate the other party for the losses caused thereby. The term of confidentiality is permanent.

Article 15: Non-profit guarantees and employment restrictions

1. Prior to the signing of this contract, Party A has displayed and explained the information of Party A in detail according to the relevant laws, regulations and relevant regulations of the State, and introduced to Party B “Kasule - Lai Bei Ka Fei” the market situation, the authorized shop to carry out the business success, the content of the contract, and other information. Party B shall understand and agree to the following facts: The various materials displayed in the instructions of Party A are only indicative of the possibility of success, and are not a profit-making commitment to Party B’s participation in the cooperative business.

2. Without the consent of Party A, Party B shall not directly or indirectly employ the current employees (including part-time employees) of Party A or its group headquarters or other authorized shops, as well as employees who have been opened or delisted by the above-mentioned units. If Party B employs without knowing the circumstances, after knowing the situation, it shall immediately terminate the employment relationship without violating the contract of the labor contract signed with the employee and the labor laws and regulations.

Article 16: Unfinished matters and dispute resolution

1. In the event that the contract is not completed, both parties may reach a written supplemental agreement. The supplemental agreement shall have the same legal effect as this contract.

2. The disputes arising during the performance of this contract shall be settled by in Party A and Party B, and may also be settled by the relevant departments. If the negotiation or mediation fails, it may be brought to the People’s Court at Party A’s location in accordance with the law.

Article 17: General Terms

1. This contract shall be sealed by Party A and signed or sealed by Party B. Each party shall hold one copy and have the same legal effect.

2. The annex to this contract is an integral part of this contract and has the same legal effect as this contract.

Annex I: “Kasule” Lai Bei Ka Fei equipment distribution list

Annex 2: Goods and equipment return service system

Annex 3: Kasule Health Drink Machine Parts Purchase Price List

3. The final interpretation right of this contract belongs to “Dongguan Zhenghao Industrial Investment Co., Ltd.”

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Party A (seal): Dongguan Zhenghao Industrial Investment Co., Ltd.

Contact number: 4000093986

Address: No. 3907, 39th Floor, Commercial Building 8, Chang’an Vanke Center, No. 1 Changqing

South Road, Changsheng Town, Chang’an Town, Dongguan City

Party B (seal/signature): _____________________________________________

Identity number: ___________________________________________________

Contact number: ___________________________________________________

Address: _________________________________________________________

Date of signing: _____________

Place of signing: ____________